3510

RADIATION MEASUREMENT SYSTEMS

81 ROMEO CRESCENT
WOODBRIDGE, ONTARIO L4L 7A2
PHONE (905) 856-5950
FAX (905) 851-7473
E-MAIL rmsys@rogers.com

PURCHASE ORDER

Date:	**February 5th 2016**	**P.O. No.:**	**160016-OT**
To:	Overhoff Technology Corporation P.O. Box 182 1160 U.S. Route 50 Milford OH 45150-9705	Ship To:	see Page 3 NOTE 2.0
		Invoice To:	RMS
		F.O.B.:	Milford, Ohio
Attn.:	Dell Williamson (513) 248-2400 Trudy Panko (513) 248-2400	Terms:	2%/5 days, Net 30
		Delivery:	**25 weeks directly to customer (July 29th 2016)**

ITEM	QTY	DESCRIPTION	UNIT PRICE	AMOUNT
		Ref.: OTC Quotation Nos. 3413, 3414, 3415, and 3416 dated February 2nd 2016		
		Note 1: *As a requirement of SNC-Lavalin, RMS will pass on the Technical and QA requirements as an appendage to our PO (please see the attached SNL PO# 628411-K62341-52BX-0001 R00 below).*		
		Note 2: *Since this project is to be shipped directly to our customer, the Line Items and Item Descriptions on RMS's PO must match SNC-Lavalin's, which are arranged and specified differently when compared with Overhoff's quotes. To minimize confusion, the corresponding Line Items from the OTC quotations will be listed under each Item Description.*		
1	13	Monitor, Tritium-In-Air, complete with: • 0–10,000 MPCa • 115VAC / 60Hz / 5A • Dual 2-Liter Ion Chamber • Alarms • HTO-HT Discrimination • Hardware	30,930.00	402,090.00
		Less 5% Quantity Discount	*(1,546.50)*	*(20,104.50)*
			29,383.50	381,985.50
		The above corresponds to Items 001 through 003 on OTC Quotation 3413		
2	12	Horn, Alarm, 100dB @ 10ft, Water Proof, 120VAC c/w Flasher	2,280.00	27,360.00
		The above corresponds to Item 002 on OTC Quotation 3414		

Item 1

Continued…

ITEM	QTY	DESCRIPTION	UNIT PRICE	AMOUNT
3	7	Indicator, Tritium Fixed Area Alarming, 0–10,000, 0–10 VDC Signal Input	1,670.00	11,690.00
		The above corresponds to <u>Item 003</u> on OTC Quotation 3414		
4	1	Annunciator, Remote, 120VAC +/- 10% 60Hz, 5–55 Degrees Celsius, Mixed	6,600.00	6,600.00
		The above corresponds to <u>Item 004</u> on OTC Quotation 3414		
5	1	Indicator, Digital, Tritium Radiation, 0–10 VDC Input 0–10,000, 5 Red LED, 120VAC +/- 10%, 5–55 Degrees Celsius, 0–95% Relative Humidity	1,530.00	1,530.00
		The above corresponds to <u>Item 005</u> on OTC Quotation 3414		
6	1	Switch, Selector, 125VAC / 28VDC, Non-Shorting, 2 Decks, 1 Pole/Deck, 13 Positions	275.00	275.00
		The above corresponds to <u>Item 006</u> on OTC Quotation 3414		
7	lot	Spare Parts List for Commissioning	18,685.00	18,685.00
		The above corresponds to <u>Items 004 through 018</u> on OTC Quotation 3415		
8	1	Horn, Alarm, 100dB @ 10ft, Water Proof, 120VAC c/w Flasher	2,280.00	2,280.00
		The above corresponds to <u>Item 002</u> on OTC Quotation 3416		
9	1	Indicator, Tritium Fixed Area Alarming, 0–10,000, 0–10 VDC Signal Input	1,670.00	1,670.00
		The above corresponds to <u>Item 003</u> on OTC Quotation 3416		
10	1	Annunciator, Remote, 120VAC +/- 10% 60Hz, 5–55 Degrees Celsius, Mixed	6,600.00	6,600.00
		The above corresponds to <u>Item 004</u> on OTC Quotation 3416		

Continued…

ITEM	QTY	DESCRIPTION	UNIT PRICE	AMOUNT
11	1	Indicator, Digital, Tritium Radiation, 0–10 VDC Input 0–10,000, 5 Red LED, 120VAC +/- 10%, 5–55 Degrees Celsius, 0–95% Relative Humidity	1,530.00	1,530.00

The above corresponds to Item 005 on OTC Quotation 3416

Subtotal	460,205.50
Commission (15%)	(69,030.83)
TOTAL	**USD $391,174.67**

NOTES:

1.0 RMS will arrange for ESA Inspector to do Electrical Safety Inspection (ESAFE) at Overhoff.

2.0 Please ship directly to customer:

Darlington Energy Centre (DEC)
1855 Energy Drive
Courtice ON L1E 0E7

Attn: Receiving Department
PO# 628411-K62341-52BX-0001 Rev: 00

3.0 Please ensure that **SNC-Lavalin's PO# 628411-K62341-52BX-0001 Rev: 00** appears on all shipping documentation, the Certificate of Conformance(s), and all packaging.

4.0 Please show RMS as the Importer of Record (GST #R13830 4589 RT0001). Please include a Canada Customs Invoice and a NAFTA Certificate.

5.0 Please ship by FedEx Economy (2nd day). Please charge to RMS FedEx Account #1819-1215-4. Brokerage services are also to be done by FedEx on behalf of RMS. Please include RMS phone number.

6.0 Please have the shipment insured.

7.0 SNC-Lavalin has reserved the right to charge **Liquidated Damages** for goods not delivered by July 29th 2016. As per Ernie Franzese's e-mail to Dell Williamson dated February 4th 2016, OTC has agreed to share the Liquidated Damages cost of 0.5% / week, max 10% with RMS so that each party is responsible for Liquidated Damages equal to **0.25% / week, max 5%**.

8.0 Please ensure that the **Declared Value for shipping does not exceed 25% of the invoice value.** Thank you.

Ordered By: Mike Franzese
Assistant Manager

Signature: ________________